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                                  Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorportation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 33-81168 and 333-59317.



/s/ ARTHUR ANDERSEN LLP

Orange County, California
April 3, 2000